Exhibit 99.1

Citadel Broadcasting Corporation

CITADEL BROADCASTING SETS DATE, TIME AND LOCATION FOR SPECIAL

MEETING OF STOCKHOLDERS

LAS VEGAS, August 5, 2011 – Citadel Broadcasting Corporation (“Citadel”) announced today that its Board of Directors has scheduled a Special Meeting of Citadel stockholders (the “Special Meeting”) to be held on September 15, 2011 at 8:00 a.m. New York City time. The Special Meeting will be held at 270 Park Avenue, 2nd Floor, New York, NY 10017. Stockholders of record of Citadel as of the close of business on August 3, 2011 (the “Record Date”) will receive notice of and voting materials relating to the Special Meeting.

At the Special Meeting, holders of Citadel Class A common stock as of the Record Date will be asked to consider and vote or act upon the following six proposals:

(1)	adoption of the Agreement and Plan of Merger, dated as of March 9, 2011, as it may be amended from time to time, among Citadel, Cumulus Media Inc. (NASDAQ: CMLS) (“Cumulus”), Cumulus Media Holdings Inc. (f/k/a Cadet Holding Corporation) and Cadet Merger Corporation (the “Merger Agreement”) pursuant to which Cumulus will acquire Citadel in a cash-and-stock transaction;

(2)	approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

(3)	election of each of the two class I director nominees to Citadel’s Board of Directors;

(4)	on a non-binding, advisory basis, approval of compensation that may be paid or become payable to Citadel’s named executive officers that is based on or otherwise relates to the merger;

(5)	ratification of the appointment of Deloitte & Touche LLP to serve as Citadel’s independent registered public accountants for the year ending December 31, 2011; and

(6)	such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

In addition, at the Special Meeting, holders of Citadel Class B common stock as of the Record Date will be asked to consider and vote, together with holders of Citadel Class A common stock as of the Record Date as a single class, upon Proposals 1 and 5 described above, and, to the extent holders of Citadel Class B common stock as of the Record Date are entitled to vote on such other business, Proposal 6 described above.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, qualifying stockholder proposals are eligible for inclusion in our Special Meeting proxy statement. In addition, under our Bylaws, stockholders may nominate a director for election to our Board or propose that other business be brought before the Special Meeting. To be effective, these stockholder nominations or proposals must be submitted in accordance with the procedures set forth in Rule 14a-8 and our Bylaws (as applicable). Failure to deliver a submission by the close of business (5:00 p.m. New York City time) on August 16, 2011 to the Secretary of Citadel may result in it not being deemed timely received by Citadel.

About Citadel

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 59 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the U.S. For more information, visit www.citadelbroadcasting.com.

Contacts:

Patricia Stratford

Citadel Broadcasting Corporation

(702) 804-5200

Important Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed acquisition. In connection with the proposed acquisition, Cumulus filed with the SEC a registration statement on Form S-4 (File No. 333-175477) (the “Registration Statement”), which was declared effective by the SEC on August 5, 2011, that includes a document that constitutes a prospectus of Cumulus, a proxy statement to be provided to Citadel stockholders and an information statement for Cumulus stockholders. Citadel and Cumulus will mail copies of the definitive information statement/proxy statement/prospectus to their respective stockholders. Also in connection with the proposed acquisition, Citadel will file a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC (when available). STOCKHOLDERS OF CITADEL AND CUMULUS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CITADEL, CUMULUS AND THE PROPOSED ACQUISITION, IF ANY. Investors and security holders may obtain a copy of the Registration Statement, information statement/proxy statement/prospectus, Proxy Statement and other relevant materials filed with the SEC (when they become available) free of charge at the SEC’s website at www.sec.gov.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of Company stockholders in connection with the proposed acquisition. Information regarding the participants will be contained in the Registration Statement, information statement/proxy statement/prospectus, Proxy Statement and other relevant materials filed with the SEC.

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